EXHIBIT 10.4.3
                                                             --------------

                                 AMENDMENT NO. ONE TO
                             BUSINESS LOAN AGREEMENT AND
                                  WAIVER OF DEFAULTS


               This Amendment No. One and Waiver (the "Amendment) dated as of July 3, 1996, is between Bank of America National Trust and Savings Association (the "Bank") and Separation and Recovery Systems, Inc. (the "Borrower").

                                       RECITALS
                                       --------

               A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of February 7, 1996 (the "Agreement").

               B.   The Bank and the Borrower desire to amend the Agreement.

               C. Certain defaults have occurred under the Agreement, which the Bank has agreed to waive, subject to the conditions set forth below.

                                      AGREEMENT
                                      ---------

               1.   DEFINITIONS.  Capitalized terms used by not defined in this
                    -----------
     Amendment shall have the meaning given to them in the Agreement.

               2.   AMENDMENTS.  The Agreement is hereby amended as follows:
                    ----------

                    2.1 In subparagraph 1.3(a) and paragraphs 2.3 and 3.3 of the Agreement, the percentage "three-eighths (0.375) of one percentage point" is deleted, and is replaced with "three-fourths (0.75) of the percentage point."

                    2.2 Subparagraphs 9.2(e), (f), and (g) are added to the Agreement as follows:

                    "(e) Within 120 days of the fiscal year end of American Eco
                         Corporation ("AEC"), AEC's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a CPA acceptable to the Bank. At present, the Bank finds AEC's current CPA, Karlins, Patrick & Co., P.C., acceptable. The statements shall be prepared on a consolidated and consolidating basis.

                    "(f) Within 60 days of the period's end, AEC's quarterly
                         financial statements. These financial statements shall be prepared on a consolidated and consolidating basis, and may be prepared by AEC.

                    "(g) Within 45 days of the period's end, the Borrower's
                         monthly financial statements. These financial statements may be Borrower-prepared, and must be prepared on a consolidated basis."

                    2.3 Paragraph 9.3 of the Agreement is deleted in its entirety, without substitution therefor.

                    2.4  Paragraph 9.4 is amended to read in full as follows:

                         "9.4  TANGIBLE NET WORTH.  To maintain on a
                    consolidated basis tangible net worth, as of the end of each month, equal to at least the sum of:

                    (a)  The amounts set forth below:

                         Time Period              Minimum Amount
                         -----------              --------------

                         from 6/30/96
                         through 12/30/96         $3,200,000

                         from 12/31/96
                         through 6/29/97          $3,750,000

                         on and after 6/30/97     $4,500,000

                    plus
                    ----

                    (b) commencing with the fiscal year ending June 30, 1998, and again as of the end of each subsequent fiscal year, an additional amount equal to 75% of the Borrower's net profit after tax for such fiscal year. "Tangible Net Worth" means the gross book value of the Borrower's assets (excluding
                                                                   ---------
                    goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, plus liabilities subordinated to the Bank in a manner acceptable to the Bank (using the Bank's standard form) less total
                                                                 ----
                    liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets."

                    2.5 Paragraph 9.5 of the Agreement is amended to read in full as follows:

                         "9.5  TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO.
                    To maintain on a consolidated basis as of the end of each month a ratio of total liabilities not subordinated to tangible net worth not exceeding the ratios indicated for each period specified below:

                         Period                   Ratio
                         ------                   -----

                         from 6/30/96 through
                         12/31/96                 2.00:1.00


                         from 12/31/96 through
                         6/29/97                  1.75:1.00

                    on and after 6/30/97     1.20:1.00

                    'Total liabilities not subordinated' means the sum of current liabilities plus long term liabilities, excluding liabilities subordinated to the Borrower's obligations to the Bank in a manner acceptable to the Bank, using the Bank's standard form."

                    2.6  Paragraph 9.6 is amended to read in full as follows:

                         "9.6 CASH FLOW RATIO.  To maintain on a consolidated
                    basis a cash flow ratio of at least 1.05:1.00, as of the end of each quarter, commencing with the quarter ending September 30, 1996.

                    'Cash Flow Ratio' means the ratio of cash flow to the sum of the current portion of long term liabilities (including all principal debt payments on a cumulative year-to-year basis, interest, and capital expenditures). "Cash Flow" is defined as net profit after tax plus interest, depreciation,
                                            ----
                    depletion, amortization and other non-cash charges, plus
                                                                        ----
                    amounts received from ABC as subordinated debt, minus
                                                                    -----
                    payments to AEC on account of such debt. This ratio will be calculated at the end of each fiscal quarter, using fiscal year-to-date cumulative results, as of the quarter ending September 30, 1996 through the quarter ending June 30, 1997; thereafter, the ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters."

                    2.7 The following is added to the Agreement as new paragraph 9.23:

                         "9.23  PAYMENTS TO AMERICAN ECO CORPORATION.  Not to
                    make any payments to AEC of any of its affiliates, subsidiaries, or other related entities in the form of fees, dividends, distributions, or loans, if there exist any defaults under this Agreement that have not been cured or waived, or if so doing would cause any such default."

               3.   WAIVER OF DEFAULTS.  the Borrower is in default under the
                    ------------------
     Agreement, as described in paragraphs 1 and 2 of the Bank's letter to the Borrower dated June 20, 1996. The Borrower also had a ratio of liabilities to tangible net worth as of March 31, 1996, of .77:1.00, while the Agreement required a ratio no higher than .75:1.00. The Bank waives all of such defaults. This waiver (a) applies only to the defaults described in this paragraph, not to any other existing or future defaults, and (b) shall be effective only if all of the conditions in paragraph 5, below, are satisfied no later than July 3, 1996.

               4.   REPRESENTATIONS AND WARRANTIES.  When the Borrower signs
                    ------------------------------
     this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is a default under the Agreement, except for the defaults described above, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is found.

               5.   CONDITIONS.  This Amendment and the waiver contained herein
                    ----------
     will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

                    5.1  An executed copy of this Amendment.

                    5.2 A continuing guaranty from AEC, in the principal amount of Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000), duly executed.

                    5.3 Evidence satisfactory to the Bank of AEC's authority to execute such guaranty.

                    5.4 Evidence satisfactory to the Bank that AEC has loaned no less than Four Hundred Twenty Thousand Dollars ($420,000) to the Borrower.

                    5.5 A Subordination Agreement duly executed by AEC and acknowledged by the Borrower, subordinating all indebtedness of the Borrower to AEC to all indebtedness of the Borrower to the Bank.

                    5.6 Payment of a fee by the Borrower to the Bank of Three Thousand Dollars ($3,000).

               6.   CONSENT TO ACQUISITION.  Upon satisfaction of the conditions
                    ----------------------
     described above, the Bank shall be deemed to have consented to the Acquisition, as defined in its letter to the Borrower of May 29, 1996.

               7.   EFFECT OF AMENDMENT.  Except as provided in this Amendment,
                    -------------------
     all of the terms and conditions of the Agreement shall remain in full force and effect.

               This Amendment is executed as of the date stated at the beginning of this Amendment.

                                        BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION


                                        By:  /s/ Larry A. Perfetto
                                           ---------------------------
                                             Larry A. Perfetto,
                                             Vice President


                                        SEPARATION AND RECOVERY
                                          SYSTEMS, INC.


                                        By:  /s/ Joseph DeFranco
                                           ---------------------------
                                             Joseph De Franco,
                                             President